EXHIBIT 10.1

GUARANTY

This GUARANTY is entered into as of August 2, 2004 by FISHER SCIENTIFIC INTERNATIONAL INC., a Delaware corporation (the “Borrower”), the UNDERSIGNED SUBSIDIARIES (the Borrower and each such Subsidiary being a “Guarantor” and together with the any future Subsidiaries executing this Guaranty, being collectively referred to herein as the “Guarantors”) in favor of and for the benefit of BANK OF AMERICA, N.A., as agent for and representative of (in such capacity herein called the “Guarantied Party”), the financial institutions (the “Lenders”) party to the Credit Agreement (as hereinafter defined; the terms defined therein and not otherwise defined herein being used herein as therein defined), any Swap Counterparties (as hereinafter defined) and in favor of and for the benefit of the other Beneficiaries (as hereinafter defined).

RECITALS

WHEREAS, the Borrower has entered into a Credit Agreement dated as of August 2, 2004 (as it may hereafter be amended, supplemented or otherwise modified from time to time, being the “Credit Agreement”) with the Lenders, the Guarantied Party as Administrative Agent for the Lenders, Banc of America Securities LLC and Deutsche Bank Securities Inc., as Joint Lead Arrangers, Banc of America Securities LLC, Deutsche Bank Securities Inc. and Credit Suisse First Boston, acting through its Cayman Islands Branch or one of its affiliates, as Joint Book Managers, and Deutsche Bank Securities Inc., Credit Suisse First Boston, acting through its Cayman Islands Branch or one of its affiliates, ABN AMRO Bank, N.V. and Merrill Lynch Capital Corporation, as Co-Syndication and Co-Documentation Agents pursuant to which Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to the Borrower.

WHEREAS, the Borrower or any of its Subsidiaries (collectively, the “Swap Obligors”) may from time to time enter, or may from time to time have entered, into one or more Swap Contracts (collectively, the “Lender Swap Contracts”) with one or more Lenders or their Affiliates (in such capacity, collectively, “Swap Counterparties”) in accordance with the terms of the Credit Agreement, and it is desired that the obligations of the Swap Obligors under the Lender Swap Contracts, including the obligation of the Swap Obligors to make payments thereunder in the event of early termination thereof, together with all obligations of the Borrower under the Credit Agreement and the other Loan Documents, be guarantied hereunder.

WHEREAS, the Guarantied Party, the Lenders and each Swap Counterparty are sometimes referred to herein as the “Beneficiaries.”

NOW THEREFORE, for value received, the sufficiency of which is hereby acknowledged, and in consideration of any credit and/or financial accommodation heretofore or

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hereafter from time to time made or granted to the Borrower by the Beneficiaries, each Guarantor hereby furnishes its guaranty of the Guarantied Obligations (as hereinafter defined) as follows:

1. Guaranty. Each Guarantor hereby absolutely and unconditionally guarantees, as a guarantee of payment and not merely as a guarantee of collection, prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of any and all existing and future indebtedness and liabilities of every kind, nature and character, direct or indirect, absolute or contingent, liquidated or unliquidated, voluntary or involuntary, of the Borrower and the other Swap Obligors, as applicable, to the Beneficiaries arising under the Credit Agreement or the Lender Swap Contracts and all instruments, agreements and other documents of every kind and nature now or hereafter executed in connection with the Credit Agreement or the Lender Swap Contracts (including all renewals, extensions and modifications thereof and all costs, attorneys’ fees and expenses incurred by the Beneficiaries in connection with the collection or enforcement thereof payable in accordance with, and to the extent provided in Section 10.04 of the Credit Agreement (collectively, the “Guarantied Obligations”). Any interest on any portion of the Guarantied Obligations that accrues after the commencement of any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the Borrower (or, if interest on any portion of the Guarantied Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Guarantied Obligations if said proceeding had not been commenced) shall be included in the Guarantied Obligations because it is the intention of each Guarantor and each Beneficiary that the Guarantied Obligations should be determined without regard to any rule of law or order that may relieve the Borrower of any portion of such Guarantied Obligations. The books and records showing the amount of the Guarantied Obligations of each Beneficiary shall be admissible in evidence in any action or proceeding, and shall be binding upon each Guarantor and conclusive for the purpose of establishing the amount of the Guarantied Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guarantied Obligations or any instrument or agreement evidencing any Guarantied Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor, or by any fact or circumstance relating to the Guarantied Obligations which might otherwise constitute a defense to the obligations of any Guarantor under this Guaranty. The obligations of each Guarantor (other than the Borrower) hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code (Title 11, United States Code) or any comparable provisions of any applicable state law.

The Guarantors (other than the Borrower) desire to allocate among themselves, in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (other than the Borrower) under this Guaranty, each such Guarantor shall be entitled to a contribution from each of the other Guarantors (other than the Borrower) in the maximum amount permitted by law so as to maximize the aggregate amount of the Guaranteed Obligations paid to the Beneficiaries.

2. No Setoff or Deductions; Taxes. Each Guarantor represents and warrants that it is incorporated and resident in the United States of America. All payments by each Guarantor hereunder shall be paid in full, without setoff or counterclaim or any deduction or withholding

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for any and all present and future Taxes. If any Guarantor must make a payment under this Guaranty, such Guarantor represents and warrants that it will make the payment from one of its U.S. resident offices to each Beneficiary so that no withholding tax is imposed on the payment. If, notwithstanding the foregoing, any Guarantor makes a payment under or in respect of this Guaranty on which any Taxes are at any time imposed, including payments made pursuant to this Section 2, and the applicable Beneficiary has complied with Sections 10.16(a) and (b) of the Credit Agreement, such Guarantor shall pay all such Taxes to the relevant authority in accordance with applicable law such that such Beneficiary receives the sum it would have received had no such deduction or withholding been made and shall also pay to such Beneficiary, on demand, all additional amounts which such Beneficiary specifies as necessary to preserve the after-tax yield such Beneficiary would have received if such Taxes had not been imposed; provided that if the applicable Beneficiary is a Swap Counterparty that is party to a Lender Swap Contract containing provisions substantially similar in effect to Sections 10.16(a) and (b) of the Credit Agreement, such Swap Counterparty may comply with such Lender Swap Contract provisions in lieu of complying with Sections 10.16(a) and (b) of the Credit Agreement.

Each Guarantor shall promptly provide such Beneficiary with an original receipt or certified copy issued by the relevant authority evidencing the payment of any such amount required to be deducted or withheld.

3. No Termination. This Guaranty is a continuing and irrevocable guaranty of all Guarantied Obligations now or hereafter existing and shall remain in full force and effect so long as any part of the Guarantied Obligations shall remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Commitment. At each Beneficiary’s option, all payments under this Guaranty shall be made to an office of such Beneficiary located in the United States and in U.S. Dollars.

4. Discharge of Guaranty Upon Sale of a Subsidiary Guarantor. If all of the stock of any Guarantor or any of its successors in interest under this Guaranty shall be sold or otherwise disposed of (including by merger or consolidation) in a sale or other disposition to a Person (other than a Subsidiary or an Affiliate of the Borrower) not prohibited by the Credit Agreement or otherwise consented to by the Required Lenders, such Guarantor or such successor in interest, as the case may be, may request the Guarantied Party to, and the Guarantied Party shall, execute and deliver documents or instruments necessary to evidence the release and discharge of this Guaranty as provided in Section 9.11 of the Credit Agreement.

5. Waiver of Notices. Each Guarantor waives notice of the acceptance of this Guaranty and of the extension or continuation of the Guarantied Obligations or any part thereof. Each Guarantor further waives presentment, protest, notice, dishonor or default, demand for payment and any other notices to which such Guarantor might otherwise be entitled.

6. Subrogation. No Guarantor shall exercise any right of subrogation, contribution or similar rights with respect to any payments it makes under this Guaranty so long as any part of the Guarantied Obligations shall remain unpaid, any Letter of Credit shall be outstanding, any Lender shall have any Commitment or any Swap Counterparty shall have any obligation under

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any Lender Swap Contract. If any amounts are paid to any Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Beneficiaries and shall forthwith be paid to the Guarantied Party (for the account and benefit of the Beneficiaries) to reduce the amount of the Guarantied Obligations, whether matured or unmatured.

7. Waiver of Suretyship Defenses. Each Guarantor agrees that the Beneficiaries may, at any time and from time to time, and without notice to such Guarantor, make any agreement with the Borrower or with any other person or entity liable on any of the Guarantied Obligations or providing collateral as security for the Guarantied Obligations, for the extension, renewal, payment, compromise, discharge or release of the Guarantied Obligations or any collateral (in whole or in part), or for any modification or amendment of the terms thereof or of any instrument or agreement evidencing the Guarantied Obligations or the provision of collateral, all without in any way impairing, releasing, discharging or otherwise affecting the obligations of such Guarantor under this Guaranty. Each Guarantor waives any defense arising by reason of any disability or other defense of the Borrower or any other Guarantor, or the cessation from any cause whatsoever of the liability of the Borrower, or any claim that such Guarantor’s obligations exceed or are more burdensome than those of the Borrower and waives the benefit of any statute of limitations affecting the liability of such Guarantor hereunder. Each Guarantor waives any right to enforce any remedy which any Beneficiary now has or may hereafter have against the Borrower and waives any benefit of and any right to participate in any security now or hereafter held by any Beneficiary. Further, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of such Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of such Guarantor.

8. Exhaustion of Other Remedies Not Required. The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guarantied Obligations. Each Guarantor waives diligence by each Beneficiary and action on delinquency in respect of the Guarantied Obligations or any part thereof, including any provisions of law requiring any Beneficiary to exhaust any right or remedy or to take any action against the Borrower, any other Guarantor or any other person, entity or property before enforcing this Guaranty against such Guarantor.

9. Reinstatement. Notwithstanding anything in this Guaranty to the contrary, this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any portion of the Guarantied Obligations is revoked, terminated, rescinded or reduced or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or any other person or entity or otherwise, as if such payment had not been made and whether or not the Guarantied Party is in possession of or has released this Guaranty and regardless of any prior revocation, rescission, termination or reduction.

10. Subordination. Each Guarantor hereby subordinates the payment of all obligations and indebtedness of the Borrower owing to such Guarantor, whether now existing or

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hereafter arising, including any obligation of the Borrower to such Guarantor as subrogee of any Beneficiary or resulting from such Guarantor’s performance under this Guaranty, to the indefeasible payment in full of all Guarantied Obligations. If the Guarantied Party so requests, any such obligation or indebtedness of the Borrower to such Guarantor shall be enforced and performance received by such Guarantor as trustee for the Beneficiaries and the proceeds thereof shall be paid over to the Guarantied Party on account of the Guarantied Obligations, but without reducing or affecting in any manner the liability of such Guarantor under this Guaranty.

11. Stay of Acceleration. In the event that acceleration of the time for payment of any of the Guarantied Obligations is stayed, upon the insolvency, bankruptcy or reorganization of the Borrower or any other person or entity, or otherwise, all such amounts shall nonetheless be payable by each Guarantor immediately upon demand by the Guarantied Party.

12. Amendments. No provision of this Guaranty may be waived, amended, supplemented or modified, except by a written instrument executed by the Guarantied Party and the Guarantors.

13. No Waiver; Enforceability. No failure by the Guarantied Party or any other Beneficiary to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law or in equity. The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein.

14. Assignment; Jurisdiction. This Guaranty shall (a) bind each Guarantor and its successors and assigns, provided that no Guarantor may assign its rights or obligations under this Guaranty without the prior written consent of the Beneficiaries (and any attempted assignment without such consent shall be void) and (b) inure, to the benefit of the Beneficiaries and their respective successors and assigns. Subject to the provisions of Section 11.07 of the Credit Agreement, any Beneficiary may, without notice to such Guarantor and without affecting such Guarantor’s obligations hereunder, assign or sell participations in the Guarantied Obligations and this Guaranty, in whole or in part, to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Beneficiary herein or otherwise.

15. Governing Laws; Jurisdiction.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK

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SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH GUARANTOR AND EACH BENEFICIARY CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH GUARANTOR AND EACH BENEFICIARY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR OTHER DOCUMENT RELATED HERETO. EACH GUARANTOR AND EACH BENEFICIARY WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE. EACH GUARANTOR AGREES THAT ANY BENEFICIARY MAY DISCLOSE TO ANY PROSPECTIVE PURCHASER AND ANY PURCHASER OF ALL OR PART OF THE GUARANTIED OBLIGATIONS ANY AND ALL INFORMATION IN SUCH BENEFICIARY’S POSSESSION CONCERNING THE GUARANTOR, THIS GUARANTY AND ANY SECURITY FOR THIS GUARANTY.

16. Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

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17. Notices.

(i) Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed certified or registered mail, faxed or delivered to the applicable address, facsimile number or (subject subsection (iii) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone, shall be made to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 11.02 of the Credit Agreement or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties.

(ii) Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (iii) below, shall be effective as provided in such subsection (iii).

(iii) Any Beneficiary or any Guarantor may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications; (iv) Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on each Guarantor, the Guarantied Party, and each other Beneficiary. The Guarantied Party may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

(iv) The Guarantied Party and each other Beneficiary shall be entitled to rely and act upon any notices purportedly given by or on behalf of any Guarantor even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Each Guarantor shall indemnify each Beneficiary from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Guarantor; provided that such indemnity shall not, as to any Beneficiary, be available to the extent that such losses, costs, expenses and liabilities resulted from the gross negligence or willful misconduct of such Beneficiary. All telephonic notices to and other communications with the Beneficiaries may be recorded by such Guarantied Party, and each of the parties hereto hereby consents to such recording.

18. Condition of the Borrower. Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrower such information concerning the financial condition, business and operations of the Borrower as such

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Guarantor requires, and the Beneficiaries have no duty and that such Guarantor is not relying on any Beneficiary at any time, to disclose to such Guarantor any information relating to the business, operations or financial condition of the Borrower.

19. Setoff. During the occurrence and continuance of an Event of Default, if and to the extent any payment is not made when due hereunder, each Beneficiary may setoff and charge from time to time any amount so due against any or all of the Guarantor’s accounts or deposits with such Beneficiary.

20. Representations and Warranties. Each Guarantor represents and warrants that (i) it is duly organized or formed and in good standing under the laws of the jurisdiction of its organization or formation and has all requisite power and authority to make and perform this Guaranty and each of the other Loan Documents to which it is a party; (ii) the making and performance of this Guaranty and each other Loan Document to which it is a party have been duly authorized by all necessary corporate or other organizational action; (iii) this Guaranty and each of the other Loan Documents to which it is a party constitute its legal, valid and binding obligation enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; (iv) the making and performance of this Guaranty and each of the other Loan Documents to which it is a party do not (x) conflict with or result in any breach or contravention of, (A) any Contractual Obligation to which such Person is a party or (B) any material order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject, or (y) violate any Law in any material respect; (v) no material approval, consent, exemption, authorization, or other material action by, or material notice to, or material filing with, any Governmental Authority or any other Person that has not been obtained or made is necessary or required in connection with the execution, delivery or performance by, or enforceability against, it of this Guaranty or any other Loan Document to which it is a party; and (vi) the execution, delivery and performance of this Guaranty and each of the other Loan Documents is for the direct benefit of such Guarantor and it has received adequate consideration therefor.

21. Guarantied Party as Agent. The Guarantied Party has been appointed to act as the Guarantied Party hereunder by Lenders. The Guarantied Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action, solely in accordance with this Guaranty and the Credit Agreement; provided that the Guarantied Party shall exercise, or refrain from exercising, any remedies under or with respect to this Guaranty in accordance with the instructions of the Required Lenders.

The Guarantied Party shall at all times be the same Person that is the Administrative Agent under the Credit Agreement. Written notice of resignation by the Administrative Agent pursuant to Section 9.09 of the Credit Agreement shall also constitute notice of resignation as the Guarantied Party under this Guaranty; and appointment of a successor Administrative Agent (after resignation or removal) pursuant to Section 9.09 of the Credit Agreement shall also constitute appointment of a successor Guarantied Party under this Guaranty. Upon the acceptance of any appointment as the Administrative Agent under Section 9.09 of the Credit

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Agreement by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Guarantied Party under this Guaranty, and the retiring or removed Guarantied Party under this Guaranty shall promptly (i) transfer to such successor Guarantied Party all sums held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Guarantied Party under this Guaranty, and (ii) take such other actions as may be necessary or appropriate in connection with the assignment to such successor Guarantied Party of the rights created hereunder, whereupon such retiring Guarantied Party shall be discharged from its duties and obligations under this Guaranty. After any retiring Guarantied Party’s resignation hereunder as the Guarantied Party, the provisions of this Guaranty shall inure to its benefits as to any actions taken or omitted to be taken by it under this Guaranty while it was the Guarantied Party hereunder.

22. Application of Funds. Except as expressly provided elsewhere in this Guaranty, all proceeds received by the Beneficiaries on account of the Guarantied Obligations from any Guarantor shall be applied in the following order of priority:

FIRST: To the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to the Guarantied Party and its agents and counsel, and all other expenses, liabilities and advances made or incurred by the Guarantied Party in connection therewith, and all amounts for which the Guarantied Party is entitled to indemnification hereunder and all advances made by the Guarantied Party hereunder for the account of the Guarantors, and to the payment of all costs and expenses paid or incurred by the Guarantied Party in connection with the exercise of any right or remedy hereunder;

SECOND: To the payment of all other Guarantied Obligations (for the ratable benefit of the holders thereof) and, as to obligations arising under the Credit Agreement, as provided in the Credit Agreement; and

THIRD: To the payment to or upon the order of the Borrower, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

23. Fees and Expenses; Indemnification.

(i) The parties hereto agree that the Guarantied Party shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 10.04 of the Credit Agreement.

(ii) Without limitation of its indemnification obligations under the other Loan Documents, each Guarantor jointly and severally agrees to indemnify the Guarantied Party and the other Indemnitees against, and hold each Indemnitee harmless from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, and related expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution,

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delivery, enforcement, performance or administration of the Guaranty or the Pledge Agreement or any other agreement, letter or instrument delivered pursuant to or in connection therewith or (b) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, or related expenses or disbursements resulted from the gross negligence or willful misconduct of such Indemnitee or any of its Related Parties (but in the case of the gross negligence or willful misconduct of any such Related Party, solely to the extent that a court of competent jurisdiction has determined that such Indemnitee is legally responsible for such gross negligence or willful misconduct of such Related Party).

(iii) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby. All amounts due under this Section 23 shall be payable within ten Business Days after written demand therefor, accompanied by an invoice or other summary of the amount or amounts payable. The agreements in this Section shall survive the resignation or removal of the Guarantied Party, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

24. Additional Guarantors. The initial Guarantors hereunder shall be such of the Subsidiaries of the Borrower as are signatories hereto on the date hereof. From time to time subsequent to the date hereof, the Subsidiaries of the Borrower may become parties hereto, as additional Guarantors (each an “Additional Guarantor”), by executing a counterpart of this Guaranty in substantially the form attached as Exhibit A. Upon delivery of any such counterpart to the Guarantied Party, notice of which is hereby waived by the Guarantors, each such Additional Guarantor shall be a Guarantor and shall be as fully a party hereto as if such Additional Guarantor were an original signatory hereof. Each Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Guarantor hereunder, nor by any election of the Guarantied Party not to cause any Subsidiary of the Borrower to become an Additional Guarantor hereunder. This Guaranty shall be fully effective as to any Guarantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Guarantor hereunder.

25. Counterparts; Effectiveness. This Guaranty may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original for all purposes; but all such counterparts together shall constitute but one and the same instrument. This Guaranty shall become effective as to each Guarantor upon the execution of a counterpart hereof by such Guarantor (whether or not a counterpart hereof shall have been executed by any other Guarantor) and receipt by the Guarantied Party of written or telephonic notification of such execution and authorization of delivery thereof.

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26. FINAL AGREEMENT. THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Executed this 2nd day of August 2004.

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BANK OF AMERICA, N.A. as the Guarantied Party

By:	/s/ Richard C. Hardison
Name:	Richard C. Hardison
Title:	Vice President
Address:	100 North Tryon Street
Charlotte, NC 28255

Guaranty

FISHER SCIENTIFIC INTERNATIONAL INC. as the Borrower

By:	/s/ Kevin P. Clark
Name:	Kevin P. Clark
Title:	Vice President and Chief Financial Officer
Address:

FISHER SCIENTIFIC INTERNATIONAL L.L.C.

By:	/s/ Kevin P. Clark
Name:	Kevin P. Clark
Title:	Vice President and Chief Financial Officer
Address:

FISHER CLINICAL SERVICES, INC.

By:	/s/ Kevin P. Clark
Name:	Kevin P. Clark
Title:	Vice President and Chief Financial Officer
Address:

FISHER SCIENTIFIC WORLDWIDE INC.

By:	/s/ Kevin P. Clark
Name:	Kevin P. Clark
Title:	Vice President and Chief Financial Officer
Address:

HYCLONE LABORATORIES, INC.

By:	/s/ Kevin P. Clark
Name:	Kevin P. Clark
Title:	Vice President and Chief Financial Officer
Address:

Guaranty

COUNTERPART FOR ADDITIONAL GUARANTORS

This COUNTERPART (this “Counterpart”), dated August 3, 2004, is delivered pursuant to Section 24 of the Guaranty referred to below. The undersigned hereby agrees that this Counterpart may be attached to the Guaranty, dated as of August 2, 2004 (as it may be from time to time amended, modified or supplemented, the “Guaranty”; capitalized terms used herein not otherwise defined herein shall have the meanings ascribed therein), among Fisher Scientific International Inc., as the Borrower, the Guarantors named therein and Bank of America, N.A., as Administrative Agent for the Lenders, as Guarantied Party. The undersigned, by executing and delivering this Counterpart, hereby becomes an Additional Guarantor under the Guaranty in accordance with Section 24 thereof and agrees to be bound by all of the terms thereof.

IN WITNESS WHEREOF, the undersigned has caused this Counterpart to be duly executed and delivered by its officer thereunto duly authorized as of August 3, 2004.

APOGENT TECHNOLOGIES INC.

By:	/s/ Dennis Brown
Name:	Dennis Brown
Title:	Chief Financial Officer and Treasurer
Address:	Liberty Lane
Hampton, New Hampshire

Guaranty

EXHIBIT A

FORM COUNTERPART FOR ADDITIONAL GUARANTORS

This COUNTERPART (this “Counterpart”), dated             , 20        , is delivered pursuant to Section 24 of the Guaranty referred to below. The undersigned hereby agrees that this Counterpart may be attached to the Guaranty, dated as of August 2, 2004 (as it may be from time to time amended, modified or supplemented, the “Guaranty”; capitalized terms used herein not otherwise defined herein shall have the meanings ascribed therein), among Fisher Scientific International Inc., as the Borrower, the Guarantors named therein and Bank of America, N.A., as Administrative Agent for the Lenders, as Guarantied Party. The undersigned, by executing and delivering this Counterpart, hereby becomes an Additional Guarantor under the Guaranty in accordance with Section 24 thereof and agrees to be bound by all of the terms thereof.

IN WITNESS WHEREOF, the undersigned has caused this Counterpart to be duly executed and delivered by its officer thereunto duly authorized as of             , 20        .

[NAME OF ADDITIONAL GUARANTOR]

By:

Title:

Address:

15	Guaranty